UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Amendment No.

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The Goldfield Corporation
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THE GOLDFIELD CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2013

To Our Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders of The Goldfield Corporation has been called and will be held in the Venezia Room at the Hilton Melbourne Rialto Place, 200 Rialto Place, Melbourne, Florida 32901 on May 30, 2013 at 9:00 a.m. for the following purposes:

1. To elect five directors nominated by the Company’s Board of Directors.

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

4. To approve, on a non-binding advisory basis, a frequency for the advisory vote to approve the compensation of the Company’s named executive officers.

5. To approve The Goldfield Corporation 2013 Long-Term Incentive Plan.

6. To transact such other business as may lawfully come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 15, 2013 will be entitled to vote at the meeting or any adjournment thereof. The transfer books of the Company will not be closed.

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on May 30, 2013: Notice of Annual Meeting of Stockholders, our Proxy Statement, Proxy Card and our 2012 Annual Report are available at www.goldfieldproxy2013.com

By Order of the Board of Directors

Mary L. Manger

Secretary

Melbourne, Florida

April 29, 2013

Your vote is important.

If you are unable to attend the meeting in person, you are requested by the Board of Directors of the

Company to date, sign, and return the enclosed proxy in the enclosed envelope as soon as possible. No postage is necessary if mailed in the United States. In the event you later decide to attend the meeting, you may revoke your proxy and vote your shares in person. For information about how to obtain directions to attend the meeting and vote in person, please contact Investor Relations at 321-724-1700 or

investorrelations@goldfieldcorp.com.

The Goldfield Corporation

1684 West Hibiscus Boulevard

Melbourne, Florida 32901

(321) 724-1700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2013

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goldfield Corporation (the “Company” or “Goldfield”), to be voted at the Annual Meeting of Stockholders of the Company to be held on May 30, 2013 at 9:00 a.m. and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice and in this proxy statement. This proxy statement and the accompanying annual report are being mailed to stockholders on or about April 29, 2013.

RECORD DATE, STOCKHOLDERS ENTITLED TO VOTE AND REQUIRED VOTE

Only holders of record of outstanding shares of the Company at the close of business on April 15, 2013 will be entitled to vote at the Annual Meeting of Stockholders on May 30, 2013. As of April 15, 2013 the Company had outstanding 25,451,354 shares of common stock, par value $.10 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting other than the election of directors.

A majority in amount of the stock issued and outstanding shall be requisite at every meeting to constitute a quorum.

Each stockholder entitled to vote at the meeting has the right to vote his shares cumulatively for the election of directors; that is, each stockholder will be entitled to cast as many votes as there are directors to be elected multiplied by the number of shares of Common Stock owned by such stockholder on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees for the office of director in accordance with his choice. A registered stockholder who wishes to vote by proxy and exercise his cumulative voting rights should indicate in the spaces provided on the proxy card how he wishes to have his votes distributed among the nominees for directors. Beneficial owners must contact the broker, bank, trustee or other nominee through which they own shares in order to obtain directions on how to exercise cumulative voting rights using their voting instruction card or to request a legal proxy in order to vote their shares directly.

For proposal 1, the election of directors requires a plurality of the votes cast for the election of directors; accordingly, the five directorships to be filled at the Annual Meeting will be filled by the five nominees receiving the five highest number of votes. “Withheld” votes are not counted in determining whether a plurality of votes was received by a director nominee.

For proposal 2, the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

For proposal 3, the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

For proposal 4, the frequency of every year, every two years, and every three years, if any, that receives the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be the frequency for the advisory vote on compensation of the Company’s named executive officers that has been recommended by our stockholders.

For proposal 5, approval of The Goldfield Corporation Long-Term Incentive Plan requires, under Delaware law, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Under the NYSE MKT LLC listing rules, approval of the plan requires approval by a majority of votes cast. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to deductibility of performance-based compensation, approval of the plan also requires approval by a majority of votes cast. Under Section 422 of the Internal Revenue Code of 1986, as amended, relating to stockholder approval of incentive stock option plans, approval of the plan requires a majority of votes cast at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding stock is, either in person or by proxy, present and voting on the plan.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

This solicitation is made on behalf of the Board of Directors of the Company. For a description of the expenses incurred by the Company in connection with this solicitation, see “Additional Information” below.

You are requested to sign, date and return the enclosed proxy in the postage-paid envelope provided. If the proxy is signed with a voting direction indicated, the proxy will be voted according to the direction given. If the proxy is signed and no direction is given with respect to a proposal, the proxy will be voted as follows with respect to any such proposal:

1. FOR the election of the nominees for director nominated by the Board;

2. FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2013;

3. FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

4. FOR every three years as the frequency for the non-binding advisory vote on compensation of the Company’s named executive officers;

5. FOR the approval of The Goldfield Corporation 2013 Long-Term Incentive Plan; and

6. In their discretion, John H. Sottile and Mary L. Manger will be authorized to vote in accordance with their own judgment on such other business as may properly come before the meeting.

Abstentions will be counted to determine the presence of a quorum. Abstentions will not affect the outcome of the election of directors and will have the effect of a vote against (i) the ratification of the appointment of KPMG LLP, (ii) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers and (iii) any frequency for the advisory vote on compensation of the Company’s named executive officers. With respect to approval of The Goldfield Corporation 2013 Long-Term Incentive Plan, abstentions will count as votes against the proposal under Delaware law, but will have no effect on the outcome for purposes of the stockholder approval requirements in the NYSE MKT LLC listing rules or regulations under the Internal Revenue Code of 1986, as amended.

If you hold shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under applicable rules to vote shares on certain matters when their customers do not provide voting instructions, such as proposal 2. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. This means that brokers may not vote your shares on proposals 1, 3, 4 and 5 if you have not given your broker specific instructions as to how to vote. Shares represented by “broker non-votes” will be counted for purposes of determining a quorum. Broker non-votes are not counted as voting power present and, therefore are not counted in the votes, and will have no effect, with respect to the election of directors, the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, the non-binding advisory vote on the frequency for the advisory vote on compensation of the Company’s named executive officers or the approval of The Goldfield Corporation 2013 Long-Term Incentive Plan, assuming with respect to approval of the plan for purposes of Section 422 of the Internal Revenue Code of 1986, as amended, that a quorum representing a majority of all outstanding stock is, either in person or by proxy, present and voting on the plan.

Revocation of Proxy

You may revoke the proxy at any time prior to its exercise by duly executing and returning a later dated proxy or by filing a written revocation bearing a later date with the Secretary of the Company. The proxy will also be revoked if you attend the meeting and vote in person.

PROPOSAL 1.

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting, to serve for a term of one year or until their successors are elected and qualified.

Information About Nominees

Reference is made to the information set forth below under “Security Ownership of Certain Beneficial Owners and Management” as to the stock ownership of the nominees. The following information sets forth with respect to each nominee the office presently held by him with the Company or his principal occupation if not employed by the Company, his prior business experience, the year in which he first became a director of the Company, his age and a discussion of the specific experience, qualifications, attributes and skills that led the Board to conclude that he should serve as a director of the Company.

In addition to the specific information presented below regarding each nominee that led the Board to conclude that he should serve as a director, the Board of Directors believes that all of the director nominees have a reputation for integrity, honesty and adherence to high ethical standards, and that each has demonstrated business acumen and the ability to exercise sound judgment as well as a commitment of service to the Company and the Board.

David P. Bicks, 80, has been a member of the Board of Directors and has served as Chairman of the Audit Committee since 2012. Mr. Bicks has been an attorney since 2012 with Duane Morris LLP and previously was with Dewey & LeBoeuf LLP. Duane Morris in 2012 succeeded Dewey as Corporate Counsel to Goldfield, and Mr. Bicks has led this representation for over forty years. He joined the Dewey predecessor, LeBoeuf, Lamb, Greene & MacRae LLP, in 1966, after having served as a Federal prosecutor in New York (1959-1962) and as Special Counsel to the U.S. Securities and Exchange Commission (1962-1966). He concentrates in corporate and securities law matters and has represented many major corporations in U.S. and international transactions. Mr. Bicks earned his Bachelor’s Degree from Harvard College and his Law Degree from Yale Law School, where he was an Editor of the Yale Law Journal.

The Board of Directors has concluded that Mr. Bicks should continue to serve as a director of the Company because of his long-standing knowledge of Goldfield’s operations and the breadth of high-level experience he brings in legal and financial matters. Due to his broad professional experience in corporate and securities law (including financial reporting and disclosure matters), Mr. Bicks qualifies as an “audit committee financial expert” under SEC rules.

Harvey C. Eads, Jr., 67, has been a member of the Board of Directors since 1999. Mr. Eads has served as Chairman of the Benefits and Compensation Committee since 2005. He has served on the Audit Committee since

2000, and was chairman from May 2000 until May 2005. He has been a member of the Nominating and Benefits and Compensation Committees since 2001. Mr. Eads served as City Manager of Coral Gables, Florida from 1988 to 2001 and during his tenure, municipal bonds of Coral Gables earned AAA Bond Ratings from both Standard and Poor’s and Moody’s. He has been a commercial real estate investor since November of 2001. Mr. Eads is a graduate of and certified by the UCLA Director Education and Certification Program accredited by ISS, a unit of RiskMetrics Group. Mr. Eads is a graduate of the University of Miami and earned a master’s degree from the University of Oklahoma.

The Board of Directors has concluded that Mr. Eads should continue to serve as a director of the Company because of his broad management, financial and leadership skills and that he qualifies as an “audit committee financial expert” under SEC rules.

John P. Fazzini, 69, has been a member of the Board of Directors since 1984. Mr. Fazzini has served on the Nominating Committee since 1999, the Benefits and Compensation Committee since 1994 and the Audit Committee from 1985 to 2006. He is a real estate developer and has been President of Bountiful Lands, Inc., a real estate development corporation, since 1980. Mr. Fazzini has actively operated as a real estate broker for forty-three years, a mortgage broker for thirty-eight years and a title agent for thirty-three years. He currently serves on the United States Department of Agriculture Central Florida Resource Conservation and Development Council, the Polk County Housing Authority for over ten years and has served on the Board of the Anasazi Wilderness Foundation in Mesa, Arizona since 1985. Mr. Fazzini was appointed by Governor Lawton Chiles to serve on the Family and Human Services Board from 1992 to 1996. He was also appointed by Governor Bob Martinez to serve on the Central Florida Regional Planning Council from 1987 to 1991. Mr. Fazzini attended the University of Florida and the University of Miami.

The Board of Directors has concluded that Mr. Fazzini should continue to serve as a director of the Company because of his extensive knowledge of our business resulting from his long tenure as a director of the Company and his varied business and management experience.

Danforth E. Leitner, 72, has been a member of the Board of Directors since 1985. Mr. Leitner has served on the Nominating Committee since 1985 and currently serves as Chairman of this Committee. He has been a member of the Audit Committee since 1998 and the Benefits and Compensation Committee since 2001. Mr. Leitner founded The Leitner Company, a real estate sales and appraisal company in North Carolina in 1983 and served as President until his retirement in May of 2002. He served on the Board of Equalization and Review in Henderson County, North Carolina for four years from 1999 to 2002. Prior to his move to North Carolina, Mr. Leitner was a Florida real estate broker and commercial real estate investor from 1973 to 1980 and was a designated member of the Appraisal Institute for 14 years. Mr. Leitner attended the University of Florida.

The Board of Directors has concluded that Mr. Leitner should continue to serve as a director of the Company because of his extensive knowledge of our business resulting from his long tenure as a director of the Company and his varied business and management experience.

John H. Sottile, 65, who serves as Chairman of the Board of Directors, President, and Chief Executive Officer, joined the Company in June of 1971. Before being elected to the Board of Directors and named President and Chief Executive Officer in 1983, Mr. Sottile gained extensive operational experience by managing two of the Company’s former subsidiaries, Tropicana Pools, Inc. and Harlan Fuel Company. In May of 1998, Mr. Sottile was appointed Chairman of the Board of Directors. He has earned a bachelor’s degree from the University of Miami.

The Board of Directors has concluded that Mr. Sottile should continue to serve as a director of the Company because of his broad experience with the Company and his knowledge of the Company’s strengths, challenges and opportunities. He has been primarily responsible for strategic development opportunities at the Company since 1982.

If any of the foregoing nominees should withdraw or otherwise become unavailable, which the Board of Directors does not presently anticipate, it is intended that proxies will be cast for such person or persons as the Board of Directors may designate in place of such nominee or nominees.

Your Board of Directors unanimously recommends a vote “FOR” each of the nominees for re-election as a director.

BOARD OF DIRECTORS

Board Leadership Structure

The Board believes that the Company’s President and Chief Executive Officer is best suited to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities for the Company, leading the Board in discussions regarding the Company’s business and industry, and focusing the Board on execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the President and Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and President promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In light of the active involvement by all of the Company’s independent directors, the Board has not named a lead independent director.

Board of Directors’ Role in Risk Oversight

The Board of Directors primarily is responsible for overseeing the management of the Company’s risk exposure. The Board regularly discusses with management the Company’s major risk exposures, the potential financial impact such risks may have on the Company, and the steps the Company must take to manage any such risks. The Company believes that this is an effective approach for addressing the risks faced and that the Company’s Board leadership structure, which combines the roles of the Chief Executive Officer and the Chairman of the Board of Directors, also supports this approach by providing a greater link between the Board and management.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During 2012, the Board of Directors met four times. The Board of Directors has the following committees: an Executive Committee, an Audit Committee, a Benefits and Compensation Committee and a Nominating Committee.

The Executive Committee has and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee are John H. Sottile (Chairman of the Committee), Harvey C. Eads, Jr. and Danforth E. Leitner. During 2012, the Executive Committee held four meetings.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities and Exchange of 1934, as amended, that monitors the activities of the Company’s independent registered public accounting firm and its accounting department and reports on such activities to the full Board of Directors. The Audit Committee consists of David P. Bicks (Chairman of the Committee), Harvey C. Eads, Jr., Jeffrey E. Eberwein, Danforth E. Leitner, and Al Marino, all of whom are independent, as defined by the NYSE MKT LLC listing standards, which include the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board of Directors has adopted a written charter which governs the Audit Committee. The Audit Committee Charter, which the Company is in compliance with, is available on the Company’s website at www.goldfieldcorp.com. During 2012, the Audit Committee held four meetings.

The Board of Directors has determined that David P. Bicks, Jeffrey E. Eberwein and Harvey C. Eads, Jr., are “audit committee financial experts,” as defined by the SEC, based on their experience, training and education.

The Benefits and Compensation Committee reviews the compensation of the executive officers and directors of the Company and makes recommendations to the Board of Directors regarding such compensation. The Benefits and Compensation Committee also administers The Goldfield Corporation 1998 Executive Long-term Incentive Plan (the “1998 Plan”) and has complete discretion in determining the number of shares subject to options and other awards granted to an employee eligible under the 1998 Plan and in determining the terms and conditions pertaining to such options and awards, consistent with the provisions of the 1998 Plan. If approved by the stockholders, The Goldfield Corporation 2013 Long-Term Incentive Plan (the “2013 Plan”) will replace the 1998 Plan, which would be terminated, and the Benefits and Compensation Committee would administer the 2013 Plan. The members of the Benefits and Compensation Committee are Harvey C. Eads, Jr. (Chairman of the Committee), John P. Fazzini and Danforth E. Leitner. During 2012, the Benefits and Compensation Committee held five meetings. The Benefits and Compensation Committee Charter is available on the Company’s website at www.goldfieldcorp.com.

The Nominating Committee and the Board of Directors has assessed the composition of the Board and has concluded that the Board has a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s stockholders, although the Nominating Committee has not adopted a formal policy that addresses the diversity of directors. The Nominating Committee recommends qualified candidates for election or appointment to the Board of Directors of the Company, including the slate of directors that the Board of Directors proposes for election by stockholders at the Annual Meeting. The candidates are evaluated based on their skills and characteristics relative to the skills and characteristics of the current Board of Directors as a whole. The minimum qualifications sought in candidates are integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interest of its stockholders, customers, employees and other affected parties. A third party consultant may be engaged, for a fee, to assist in identifying and evaluating candidates. Additional functions of the Nominating Committee are detailed in the Nominating Committee Charter which is available on the Company’s website at www.goldfieldcorp.com. The Nominating Committee consists of the following members: Danforth E. Leitner (Chairman of the Committee), Harvey C. Eads, Jr. and John P. Fazzini, all of whom are independent, as defined by the NYSE MKT LLC listing standards. During 2012, the Nominating Committee held two meetings.

The Nominating Committee will consider written recommendations for nominees from directors, members of management, stockholders or, in some cases, by a third-party firm. There are no differences in the manner in which the Nominating Committee evaluates nominees for director recommended by stockholders from those recommended by other sources. Such recommendations for the 2014 election of directors, together with a detailed description of the proposed nominee’s qualifications, other relevant biographical information and a method to contact the nominee should the Nominating Committee choose to do so, should be received between January 30, 2014 and March 1, 2014 by: Mary L. Manger, Corporate Secretary, The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901.

DIRECTOR COMPENSATION

Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board committee. Each non-employee director receives $1,000 for each Board meeting attended in person and $500 for attendance at a board meeting by telephone. All non-employee committee members receive $500 for attendance at a committee meeting in person and $250 for attendance at a committee meeting by telephone, except for the Executive Committee for which there is no compensation. Directors are also reimbursed for travel and other out-of-pocket costs associated with their attendance at Board of Directors and Board Committee meetings. Historically, non-employee directors were paid annual cash retainers of $18,000 and the Chairman of the Audit Committee and of the Benefits and Compensation Committee also received annual cash retainers of $3,500, both payable in monthly installments. The directors waived these annual cash retainers for 2011 and the first five months of 2012. The Board reinstated payment of annual cash retainers for 2012 as of June to non-employee directors and such Committee chairmen.

The following table sets forth certain information with respect to the compensation of our non-employee directors for the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Total ($)
David P. Bicks	16,042	16,042
Thomas E. Dewey, Jr.(1)	1,750	1,750
Harvey C. Eads, Jr.	21,292	21,292
Jeffrey E. Eberwein	14,000	14,000
John P. Fazzini	17,750	17,750
Danforth E. Leitner	20,000	20,000
Al M. Marino	15,750	15,750
Dwight W. Severs(1)	1,000	1,000

(1)	Service on the Board terminated on May 31, 2012.

Compensation Committee Interlocks and Insider Participation

None.

Communication with Directors

Stockholders may communicate concerns with any director, committee or the Board of Directors by writing to the following address: Mary L. Manger, Corporate Secretary, The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence to the relevant director, committee or the full Board, as indicated in the correspondence.

Meeting Attendance

During 2012, all incumbent directors attended all meetings of the Board of Directors and of the committees on which they served. Directors are expected to attend the annual meeting of stockholders and all directors attended the last annual meeting.

Transactions with Related Parties

In 2012, the Company did not have any related party transactions requiring disclosure.

Messrs. Bicks, Eads, Eberwein, Fazzini, Leitner, and Marino are all independent as defined by the NYSE MKT LLC listing standards.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Company has nominated the firm of KPMG LLP as its independent registered public accounting firm for the year ending December 31, 2013, subject to the nomination being ratified by the Company’s stockholders. KPMG LLP (including a predecessor firm, W. O. Daley & Company) has been serving the Company and its subsidiaries for the past 50 years.

A representative of KPMG LLP is expected to be present at this year’s Annual Meeting of Stockholders, at which time the representative will be given an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of KPMG LLP, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee of the Company.

Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2013, certain Common Stock ownership information regarding (i) the current nominees and directors and (ii) the directors and the executive officers of the Company serving as of December 31, 2012. As of March 15, 2013, two stockholders, Value Fund Advisors, LLC and John H. Sottile, were known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock. The address of each of the directors and executive officers is c/o The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Value Fund Advisors, LLC(3) 15 East 5th Street, Suite 2660, Tulsa, OK 74103	3,036,634	11.93%
David P. Bicks	10,000	*
Harvey C. Eads, Jr.(4)	31,500	*
Jeffrey E. Eberwein	350,000	1.38%
John P. Fazzini	21,950	*
Danforth E. Leitner	69,730	*
Al M. Marino(5)	663,000	2.60%
John H. Sottile(6)	1,676,392	6.59%
Stephen R. Wherry	55,000	*
Robert L. Jones(7)	300,000	1.18%
All Directors and Executive Officers as a group (9 in number):	3,177,572	12.48%

*	Less than 1%
(1)

All amounts have been determined as of March 15, 2013 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended and include holdings of spouses, children, step-children, parents, step-parents, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) living in the same household, even if beneficial ownership is disclaimed. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after March 15, 2013.
(2)	In accordance with the rules of the SEC, the percentage shown in this column opposite the name of each person has been computed assuming the exercise of any options held by such person or group and that no exercises by others have occurred.
(3)	This information is based upon a Schedule 13D Amendment filed by Value Fund Advisors, LLC (“VFA”) and certain of its affiliates with the Securities and Exchange Commission, dated December 5, 2007 and subsequent Form 4s filed with the SEC. The VFA reporting entities are Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Charles M. Gillman. VFA has sole voting and dispositive power over 3,036,634 shares.
(4)	Includes 1,130 shares of Common Stock owned by Mr. Eads’ wife.
(5)	Includes 14,000 shares of Common Stock owned by Mr. Marino’s daughters.
(6)	Includes 140,400 shares of Common Stock owned by Mr. Sottile’s wife.
(7)	Retired as President of Southeast Power Corporation on December 31, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Copies of all such reports filed with the SEC are required to be furnished to the Company. Based solely on the Company’s review of the copies of such reports it has received, the Company believes that all of its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year ended December 31, 2012, except that one Form 4 covering the purchase of Company Common Stock on one day (in 17 transactions) by Mr. Eberwein, which was inadvertently filed two business days late.

PROPOSAL 3.

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a), the Company is asking its stockholders to approve, in a separate advisory vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K. The Company’s executive compensation program is intended to link the compensation of the named executive officers to the Company’s performance and to reward the achievement of both short- and long-term business goals.

The Company’s executive compensation program is designed to achieve the following objectives:

•	to align the interests and performance of the executive officers with Company performance and the interests of stockholders;

•	to attract, engage and keep key talent;

•	to provide competitive total compensation opportunities at acceptable cost, consistent with industry practice; and

•	to promote the Company’s vision, values and business strategies.

The Company is asking its stockholders to indicate their approval of the named executive officers’ compensation, as disclosed in this proxy statement, including the executive compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers for 2012. Accordingly, the following resolution is submitted for stockholder vote at the 2013 annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the executive compensation tables and narrative discussion, is hereby APPROVED.”

As this is an advisory vote, the results will not be binding on the Company, the Board of Directors or the Benefits and Compensation Committee and will not require the Company, the Board of Directors or the Benefits and Compensation Committee to take any action. The final decision of the compensation of the named executive officers remains with the Benefits and Compensation Committee and the Board of Directors, although they will consider the outcome of this vote when making future compensation decisions.

Your Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers, as disclosed in this proxy statement.

PROPOSAL 4.

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF A FREQUENCY FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(b), the Company is asking its stockholders to indicate whether future advisory votes to approve the compensation of the named executive officers should be held every year, every two years or every three years.

The Board of Directors has determined that the Company’s stockholders should have the opportunity to vote on the compensation of the named executive officers every three years. Given the inherent nature of the Company’s electrical construction operations, progress and overall objectives are assessed over a period of years rather than month-to-month or quarter-to-quarter. In addition, the Company’s executive compensation program typically has not changed materially from year-to-year. The Board of Directors believes that giving the stockholders the right to cast an advisory vote every three years on the compensation of the named executive officers will provide the stockholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation program in the context of the Company’s long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results.

By voting on this proposal, stockholders are not approving or disapproving the Board of Directors’ recommendation, but rather are indicating whether they prefer an advisory vote on named executive officer compensation be held every year, every two years or every three years. Stockholders may also abstain from voting.

As this is an advisory vote, the results will not be binding on the Board of Directors or the Company, and the Board of Directors may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on the Company’s named executive officer compensation more or less frequently than the option selected by the Company’s stockholders.

The Company will provide its stockholders with the opportunity to vote on the frequency of advisory votes on the Company’s named executive officer compensation at its annual meetings at least once every six calendar years.

Your Board of Directors unanimously recommends that an advisory vote on the compensation of the Company’s named executive officers be held every “THREE” years.

PROPOSAL 5.

APPROVAL OF THE GOLDFIELD CORPORATION 2013 LONG-TERM INCENTIVE PLAN

On March 14, 2013, the Board of Directors unanimously adopted The Goldfield Corporation 2013 Long-Term Incentive Plan (the “2013 Plan”), which will become effective upon approval by the stockholders. If approved by the stockholders, the 2013 Plan will replace the 1998 Executive Long-Term Incentive Plan (the “1998 Plan”), which will be terminated. The maximum number of shares available for grant under the 1998 Plan was 1,300,000, of which only 315,000 shares remained available for grant as of December 31, 2012. If the 2013 Plan is not approved, the 1998 Plan will not be terminated and the Company may grant awards, other than incentive stock options, which can no longer be granted under the 1998 Plan, until there are no shares remaining available under the 1998 Plan.

Stockholder approval of the 2013 Plan will also constitute approval of the material terms of the performance goals under which compensation intended to constitute performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), may be paid. The material terms of the performance goals include (i) the employees eligible to receive awards under the 2013 Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goals are attained.

A summary of the material provisions of the 2013 Plan is set forth below, and the complete text of the 2013 Plan is attached to this proxy statement as Exhibit “A.”

Purpose of the 2013 Plan

The purpose of the 2013 Plan is to promote the success and enhance the value of the Company by linking the personal interests of officers and key employees to those of its stockholders and customers. The 2013 Plan is further intended to provide flexibility in the Company’s ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations largely depend.

Effective Date and Duration

The 2013 Plan was unanimously approved by the Board of Directors on March 14, 2013 and will become effective upon approval by the stockholders at the 2013 Annual Meeting of Stockholders. The new plan will remain in effect, subject to the right of the Board of Directors to terminate the 2013 Plan at any time, until all shares subject to the 2013 Plan have been issued.

Amendment and Termination

The Board of Directors may, at any time and from time to time, alter, amend, suspend, or terminate the 2013 Plan in whole or in part, provided that any material amendment as defined by the official commentary to Section 711 of the NYSE MKT LLC listing rules or any other amendment for which stockholder approval is required by applicable law, rule or regulation shall be subject to approval by the stockholders. Except as provided in the 2013 Plan’s anti-dilution adjustment provisions, a material amendment as defined by the official commentary to Section 711 of the NYSE MKT LLC listing rules includes a change to: (i) permit a repricing, or decrease in the exercise price of a stock option, of outstanding stock options, (ii) reduce the price at which shares or stock options may be offered, or (iii) extend the duration of the 2013 Plan.

The Benefits and Compensation Committee of the Board of Directors (the “committee”) may amend outstanding awards subject to restrictions stated in the 2013 Plan.

The Board of Directors also is authorized to amend the 2013 Plan and stock options granted under the 2013 Plan to maintain qualification as incentive stock options within the meaning of Internal Revenue Code Section 422, if applicable.

Administration of the 2013 Plan

The 2013 Plan will be administered by the committee or by any other committee consisting solely of two or more members of the Board, who shall be appointed by the Board of Directors. Subject to the terms of the 2013 Plan, the committee has full power under the 2013 Plan to determine persons to receive awards, the size and type of awards and their terms, to construe and interpret the 2013 Plan and awards and to establish, amend or waive rules and regulations for the 2013 Plan’s administration.

Shares Subject to the 2013 Plan

The 2013 Plan authorizes the grant of up to 1,250,000 shares of Company Common Stock. Shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash, or otherwise settled without the delivery of shares will not be treated as having been issued under the 2013 Plan. Shares underlying lapsed or forfeited awards of restricted stock will not be treated as having been issued pursuant to an award under the 2013 Plan. Shares that are withheld to satisfy the exercise price of a stock option or tax withholding obligations related to an award under the 2013 Plan will be treated as having been issued under the 2013 Plan.

Shares issued under the 2013 Plan may be authorized but unissued shares of Common Stock, treasury stock, or shares purchased on the open market. The last reported sale price of a share of Company Common Stock on the NYSE MKT LLC on April 15, 2013 was $2.81. If all the shares authorized under the 2013 Plan were to be issued, this could result in potential dilution of 4.7% based on the number of outstanding shares of Common Stock as of April 15, 2013.

In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the committee will cause an equitable adjustment to be made (i) in the number and kind of shares that may be delivered under the 2013 Plan, (ii) in the individual limitations set forth in the 2013 Plan, and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the stock option exercise price, base value, or other price of shares subject to outstanding awards, any performance goals relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in the case of (i), (ii), and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of shares subject to any award will always be rounded down to a whole number when adjustments are made pursuant to these provisions of the 2013 Plan. Adjustments made by the committee pursuant to these provisions are final, binding, and conclusive.

Eligibility and Participation

All officers and key employees of the Company and its subsidiaries, including employees who are members of the Board, as determined by the committee, are eligible to participate in the 2013 Plan. The approximate number of employees who are currently eligible to participate in the 2013 Plan is 25.

Awards under the 2013 Plan

Awards under the 2013 Plan may be made in the form of stock, stock options, stock appreciation rights, performance units, performance shares, dividend equivalents, restricted stock, restricted stock units and other awards permitted under article 10 of the 2013 Plan. Except as provided in the 2013 Plan’s anti-dilution adjustment provisions, the per share exercise price of stock options and the base value of stock appreciation rights granted under the 2013 Plan will not be less than the fair market value of Company Common Stock on the date of grant.

Individual Annual Grant Limits

Subject to adjustment pursuant to the anti-dilution provisions in the 2013 Plan, (i) the total number of shares with respect to which stock options or stock appreciation rights may be granted in any calendar year to any covered employee under Section 162(m) shall not exceed 150,000 shares, (ii) the total number of shares of restricted stock or restricted stock units intended to qualify as performance-based compensation that may be granted in any calendar year to any covered employee shall not exceed 150,000 shares or units, as the case may be, (iii) the total number of performance shares or performance units that may be granted in any calendar year to any covered employee shall not exceed 150,000 performance shares or performance units, as the case may be, (iv) the total number of shares that are intended to qualify as performance-based compensation granted pursuant to article 10 of the 2013 Plan in any calendar year to any covered employee shall not exceed 150,000 shares, (v) the total cash award that is intended to qualify as performance-based compensation that may be paid pursuant to article 10 of the 2013 Plan in any calendar year to any covered employee shall not exceed $250,000, and (vi) the aggregate number of dividend equivalents that are intended to qualify as performance-based compensation that a covered employee may receive in any calendar year shall not exceed $10,000.

A covered employee means a person specified in Section 162(m), which generally includes the Company’s chief executive officer and each of its other three most highly compensated executive officers other than the chief financial officer.

Types of Awards

Following is a general description of the types of awards that may be granted under the 2013 Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the committee, subject to limitations contained in the 2013 Plan.

Stock Options. The committee may grant incentive stock options and nonqualified stock options. Except as provided in the 2013 Plan’s anti-dilution adjustment provisions, the exercise price for each such award shall be not less than the last reported sale price for Common Stock on the date of grant or, in case no such reported sale takes place on such date, the average of the closing bid and asked prices for the Common Stock for such date, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading. Stock options shall expire at such times and shall have such other terms and conditions as the committee may determine at the time of grant. Dividend equivalents may also be granted.

The stock option exercise price is payable in cash, in shares of Company Common Stock having a fair market value equal to the exercise price, by share withholding, broker-assisted cashless exercise or any combination of the foregoing.

Stock Appreciation Rights. The committee may grant stock appreciation rights with such terms and conditions as the committee may determine. Stock appreciation rights may be in the form of freestanding stock appreciation rights or tandem stock appreciation rights. Except as provided in the 2013 Plan’s anti-dilution adjustment provisions, the base value of a freestanding stock appreciation right shall be equal to the last reported sale price for Common Stock on the date of grant or, in case no such reported sale takes place on such date, the average of the closing bid and asked prices for the Common Stock for such date, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading. The base value of a tandem stock appreciation right shall be equal to the stock option exercise price of the related stock option.

Freestanding stock appreciation rights may be exercised upon such terms and conditions as are imposed by the committee and as set forth in the stock appreciation right award agreement. A tandem stock appreciation right may be exercised only with respect to the shares of Company Common Stock for which its related stock option is exercisable.

Upon exercise of a stock appreciation right, a participant will receive the product of the excess of the fair market value of a share of Company Common Stock on the date of exercise over the base value multiplied by the number of shares with respect to which the stock appreciation right is exercised, subject to satisfaction of applicable tax withholding. Payment due to the participant upon exercise may be made in cash, in shares of Company Common Stock having a fair market value equal to such cash amount, or in a combination of cash and shares, as determined by the committee.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be granted in such amounts and subject to such terms and conditions as determined by the committee, including time-based or performance-based vesting restrictions. The committee may establish performance goals, as described below, for restricted stock and restricted stock units.

Participants holding restricted stock may exercise full voting rights with respect to those shares during the restricted period and, subject to the committee’s right to determine otherwise at the time of grant, will receive regular cash dividends to the extent any such cash dividends are declared and paid. All other distributions paid with respect to the restricted stock will be credited subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Dividend equivalents may be awarded on restricted stock units.

Performance Units and Performance Shares. Performance units and performance shares may be granted in the amounts and subject to such terms and conditions as determined by the committee. The committee will set performance goals, which, depending on the extent to which they are met during the performance periods established by the committee, will determine the number and/or value of performance units/shares that will be paid out to participants. Dividend equivalents may also be granted.

Participants will receive payment of the value of performance units/shares earned after the end of the performance period to be determined as a function of the extent to which the corresponding performance goals have been achieved. Payment of performance units/shares will be made in cash and/or shares of Common Stock which have an aggregate fair market value equal to the value of the earned performance units/shares at the end of the applicable performance period, in such combination as the committee determines. Shares may be granted subject to any restrictions deemed appropriate by the committee.

Other Awards. The committee may make other awards which may include, without limitation, the grant of shares of Common Stock based upon attainment of performance goals established by the committee as described below, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, and the payment of shares in lieu of cash under the Company’s other incentive or bonus programs.

Minimum Vesting Requirements

Under the 2013 Plan, the minimum vesting period for full value awards, which are awards other than stock options and stock appreciation rights, that have no performance-based vesting characteristics, is three years. Vesting may occur ratably each month, quarter, or anniversary of the grant date. The minimum vesting period for full value awards with performance-based vesting characteristics is one year. The committee does not have discretion to accelerate vesting of full value awards except in the event of a change in control of the Company or similar transaction, or the death, disability, or termination of employment of a participant. The committee may grant a “de minimis” number of full value awards that have a shorter vesting period. For this purpose, “de minimis” means 50,000 shares, which is four percent of the total number of shares reserved for issuance under the 2013 Plan.

Performance Goals

The committee establishes the performance goals, which will be based on one or more of the following measures: sales or revenues, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, capital efficiency, earnings before interest, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, stockholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, safety, sustainability, profit returns and margins, financial return ratios and market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination of the foregoing. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

Termination of Employment

Each award agreement will set forth the participant’s rights with respect to each award following termination of employment.

With respect to incentive stock options, if a participant’s employment is terminated for any reason other than death, any incentive stock option granted to such participant may not be exercised later than three months, or one year in the case of termination due to disability, after the date of such termination of employment. An incentive stock option may be exercised within one year after the participant’s death if the Participant dies (i) while employed, (ii) during the three-month period described in the preceding sentence, or (iii) during the one-year period described in the preceding sentence and before the incentive stock option otherwise lapses. The committee may, prior to the lapse of an incentive stock option as described in the preceding two sentences, provide in writing that the exercise period will extend until a later date, provided, however, no later than the original exercise period, but if the exercise period is so extended and the option is exercised after the dates specified in the preceding two sentences, it will automatically become a nonqualified stock option.

Transferability

Except as otherwise determined by the committee and set forth in the award agreement and subject to the provisions of the 2013 Plan, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant’s rights shall be exercisable only by the participant or the participant’s legal representative during his or her lifetime.

Change in Control

Upon a change in control, as defined below,

•	any and all stock options and stock appreciation rights granted under the 2013 Plan will become immediately vested and exercisable;

•

any restriction periods and restrictions imposed on restricted stock, restricted stock units or awards granted pursuant to article 10 of the 2013 Plan, if not performance-based, will be deemed to have expired; such restricted stock or awards, if to be paid in shares, will become immediately vested in full; and such restricted stock units and awards, if to be paid in cash, will become immediately vested in full and paid out in cash on the effective date of the change in control; and

•

the target payout opportunity attainable under all outstanding awards of performance units, performance shares, and other awards granted pursuant to article 10 of the 2013 Plan, if performance-based, will be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control and will be paid out promptly in shares or cash pursuant to the terms of the award agreement, or in the absence of such designation, as the committee shall determine.

Any adjustment described above, as may be determined by the committee, shall not (i) cause an award which is exempt from Section 409A of the Internal Revenue Code of 1986, as amended, to become subject to Section 409A or (ii) cause an award subject to Section 409A not to comply with the requirements of Section 409A.

The 2013 Plan defines “change in control” as the earliest to occur of:

•	the acquisition by an individual, entity, or group of 20% or more of the Company’s outstanding Common Stock;

•	a change in a majority of the Board of Directors since May 30, 2013 without the approval of a majority of the Board members as of May 30, 2013, or whose election was approved by such Board members;

•

consummation of a merger or similar transaction or sale of all or substantially all of the Company’s assets, unless the Company’s stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding Common Stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding Common Stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of the Company’s directors; or

•	stockholder approval of liquidation or dissolution of the Company.

Forfeiture Events

The committee may specify that a participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of events to be specified in the award agreement. These events may include termination of employment, violation of Company policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the participant or other conduct by the participant that is detrimental to the business or reputation of the Company.

Section 409A

To the extent applicable, it is intended that the 2013 Plan and any awards made under the 2013 Plan comply with the requirements of Internal Revenue Code Section 409A. Any provision that would cause the 2013 Plan or any award to fail to satisfy Section 409A will have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Award Information

No awards have been granted under the 2013 Plan, and it is not possible at this time to determine awards that will be made in the future pursuant to the 2013 Plan.

Federal Income Tax Consequences

The following description is a summary of material U.S. federal income tax consequences relating to stock options granted under the 2013 Plan, based on applicable U.S. federal income tax laws. The description may be affected by future legislation, Internal Revenue Service rulings and regulations, or court decisions. The portions of the following description relating to the Company’s reporting and withholding obligations and ability to take a federal income tax deduction are based on the assumption that the optionholder provided services to the Company.

The following description does not address all of the potential tax consequences of the optionholder’s participation in the 2013 Plan, such as potential state or local taxes that may apply. The optionholder is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the optionholder in connection with the optionholder’s participation in the 2013 Plan, including any taxes and penalties that may arise under Section 409A of the Internal Revenue Code, and neither the Company nor any of its affiliates have any obligation to indemnify or otherwise hold the optionholder or any beneficiary harmless from any or all of such taxes or penalties.

Consequences to the Optionholder

Award. There are no federal income tax consequences to the optionholder solely by reason of the award of incentive stock options or nonqualified stock options under the 2013 Plan.

Exercise. The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the incentive stock option no later than three months following the termination of the optionholder’s employment with the Company, or one year following a termination due to disability, and that the optionholder holds the shares acquired upon exercise of the stock option for the requisite period described below. However, such exercise may give rise to alternative minimum tax liability as discussed below.

Upon the exercise of a nonqualified stock option, the optionholder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company Common Stock at the time of exercise over the total stock option exercise price. The ordinary income recognized in connection with the exercise of a nonqualified stock option will be subject to income and employment tax withholding.

The optionholder’s tax basis in the shares acquired upon exercise of a stock option will be the option exercise price plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, the optionholder recognized upon exercise of the stock option.

Disposition of Shares Acquired upon Exercise of Incentive Stock Options. The shares of Common Stock received pursuant to the exercise of an incentive stock option are subject to holding period rules that affect the federal income tax consequences of selling these shares. To satisfy the holding period rules applicable to shares acquired upon the exercise of an incentive stock option, unless an exception applies, the optionholder must not dispose of such shares within two years after the stock option is granted or within one year after exercise of the stock option.

•

Qualifying Disposition. If an optionholder’s disposition of shares of Company Common Stock acquired upon exercise of an incentive stock option satisfies the holding period rules, at the time of disposition the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder’s basis in the shares. The optionholder’s basis in the shares will generally equal the stock option exercise price.

•

Disqualifying Disposition. If the optionholder’s disposition of shares of Company Common Stock acquired upon the exercise of an incentive stock option does not satisfy the holding period rules, at the time of disposition the optionholder will recognize ordinary income equal to the lesser of (i) the excess of the shares’ fair market value on the date of exercise over the total stock option exercise price or (ii) the optionholder’s actual gain, i.e., the excess, if any, of the amount realized on the disposition over the total stock option exercise price. If the total amount realized in the disposition of the shares exceeds the fair market value of the shares on the date of exercise, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition, i.e., if the total amount realized is less than the total stock option exercise price, the loss will be a capital loss.

Other Disposition. If an optionholder disposes of shares acquired upon exercise of a nonqualified stock option in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis, as discussed above, in the shares sold and the total amount realized upon disposition. Any such capital gain or loss, and any capital gain or loss recognized on a disqualifying disposition of shares acquired upon exercise of incentive stock options as discussed above, will be short-term or long-term depending on whether the optionholder held the shares of Common Stock for more than one year from the date of exercise.

Alternative Minimum Tax. The spread between the fair market value of shares of Company Common Stock at the time of exercise of an incentive stock option and the total option exercise price is included in alternative minimum taxable income and thus may trigger alternative minimum tax.

Consequences to the Company

There are no federal income tax consequences to the Company upon award of incentive stock options or nonqualified stock options or the exercise of an incentive stock option, unless the exercise results in a disqualifying disposition.

The Company will be entitled to a federal income tax deduction in the amount of the ordinary income recognized by the optionholder upon exercise of a nonqualified stock option. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a nonqualified stock option or by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option. The Company will be required to withhold income and employment taxes and pay its share of employment taxes with respect to ordinary income the optionholder recognized upon the exercise of nonqualified stock options.

Your Board of Directors unanimously recommends a vote “FOR” the approval of The Goldfield Corporation 2013 Long-Term Incentive Plan.

EXECUTIVE COMPENSATION

Objectives of Executive Compensation Program

Our executive compensation program, under the direction of the Benefits and Compensation Committee of the Board of Directors (the “Committee”), is designed to achieve the following objectives:

•	to align the interests and performance of the executive officers with Company performance and the interests of stockholders;

•	to attract, engage and keep key talent;

•	to provide competitive total compensation opportunities at acceptable cost, consistent with industry practice; and

•	to promote the Company’s vision, values, and business strategies.

Each year, the Committee conducts a full review of the Company’s executive compensation program. The annual compensation review permits an ongoing evaluation of the link between the Company’s performance and its executive compensation in the context of the compensation programs of other companies.

Benefits and Compensation Committee

The Committee is composed entirely of directors that the Board of Directors, in its judgment, has determined to have no material relationship with The Goldfield Corporation that would interfere with the exercise of independent judgment and to be independent under the listing standards of the NYSE MKT LLC. The Committee is responsible for the establishment and oversight of the Company’s executive compensation program.

Internal Pay Equity

We do not use “internal pay equity” as a constraint on compensation paid to the Chief Executive Officer or other executives. Such systems typically put a ceiling on part or all of an executive’s compensation based on a specified multiple of compensation awarded to another executive or a class of employees of the company. Management and the Committee do not believe such arbitrary limitations are an appropriate way to make compensation decisions for executives. Instead, we rely on the judgment of the Committee, after considering recommendations from management, available market data and the evaluations of executive performance, in the context of a program that is weighed heavily in favor of performance-based compensation for executive officers.

Elements of Executive Compensation

Our Company’s executive compensation program is intended to reward achievement of both short- and long-term business goals. The key elements of our executive compensation program consist of base salary and the Performance-Based Bonus Plan. The Committee’s policies with respect to each of the elements of the executive compensation program, including the basis for the compensation awarded to Mr. Sottile, are discussed below. While the elements of compensation are described separately below, the Committee considers the total compensation package afforded by our Company when determining each component of the applicable executive officer’s compensation.

Our Company’s executive compensation consists of the following:

•	Base salaries;

•	Performance-based bonus plan;

•	Health and welfare benefits offered to all employees such as health insurance, life insurance and long-term disability;

•	Additional life insurance;

•	401(k) match;

•	Perquisite compensation including use of company owned vehicles; and

•	Termination benefits for the CEO only.

Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of stockholders. The incentives used by our Company are based on financial objectives of importance to the Company, including earnings growth and creation of shareholder value, as well as non-quantitative considerations. In addition, we base certain incentives on measures relating to individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation.

Base Salaries. Executive salaries are designed to attract and retain executive talent and to reward individual performance. Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held, the experience of the individual and salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies. Mr. Sottile’s base salary is determined in accordance with the provisions of the Company’s employment agreement with Mr. Sottile, which is described under Narrative Disclosure to Summary Compensation Table–Employee Contracts below.

Performance-Based Bonus Plan. On September 17, 2002, the Board of Directors adopted a Performance-Based Bonus Plan (the “Bonus Plan”), effective January 1, 2002. The Bonus Plan was established as a means of enhancing the Company’s continued growth and profitability through a performance-based compensation program that rewards superior performance. The Bonus Plan was designed to focus a select group of the Company’s executive officers, including Mr. Sottile, and key employees (the “Participants”) on the establishment and implementation of strategic plans that will help ensure the Company’s continued growth, profitability and achievement of superior results by linking a portion of their compensation to the success of the Company. Under the Bonus Plan, the Participants are eligible to receive a bonus, the amount of which is dependent upon the achievement of specific performance goals as determined by the Committee. In general, on an annual basis, the Committee sets performance goals which may include, but are not limited to: stockholder value, pre-tax net income, the participant’s contribution to achieving significant strategic objectives or in the case of subsidiaries, a percentage of the operating income of such subsidiary. On December 6, 2012, the Board of Directors approved an increase in the maximum amounts that Mr. Sottile and Mr. Wherry could earn for their 2012 bonus awards from 50% to 100% of their respective 2012 base salaries. Mr. Sottile’s bonus was dependent upon the increase in Goldfield’s share price in 2012, the increase in Goldfield’s net income in 2012 and his overall executive performance in 2012, a non-quantitative factor incorporating an evaluation by the Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. Mr. Wherry’s bonus was dependent upon the increase in Goldfield’s net income in 2012 and his overall executive performance in 2012, a non-quantitative factor incorporating an evaluation by the Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. For 2012, Mr. Jones’ bonus award was calculated as a percentage of the pre-tax earnings of Southeast Power Corporation (“Southeast Power”), the Company’s electrical construction subsidiary, subject to adjustment for certain specified items, and was not dependent upon any other factors. For additional details on the target levels for the performance-based bonus plans see Narrative Disclosure to Summary Compensation Table—Bonus and Non-Equity Incentive Compensation below.

Health and Welfare Benefits. Mr. Sottile, Mr. Wherry, and prior to his retirement on December 31, 2012, Mr. Jones (collectively, the “Named Executive Officers”) were eligible to participate in our health and welfare plans. These plans are generally available on the same basis to all of our employees who satisfy minimum eligibility requirements, subject to certain differences in contribution levels applicable to the employees of Southeast Power, including Mr. Jones prior to his retirement. The long-term disability plan benefits for the Named Executive Officers are similar to the long-term disability plan benefits for officers, full-time corporate headquarters personnel, project managers and operations managers except that the Named Executive Officers receive a benefit percentage of 66 and two-thirds compared to a benefit percentage of 60 for all other eligible employees. Both the life and AD&D insurance plans provide a benefit of $50,000 for all officers, full-time corporate headquarters personnel, project managers and operations managers.

Additional Life Insurance. In addition to the standard term life insurance benefit provided to all officers, full-time corporate headquarters personnel, project managers and operations managers noted above, the Company has provided a flexible premium adjustable life insurance policy to each of the Named Executive Officers under the terminated Employee Benefit Agreements as further described at Compensation Upon Termination below.

401(k) Match. The Named Executive Officers participate in the Company’s 401(k) Plan on the same terms and conditions as all other employees. The plan provides for an employer matching contribution of 50 percent of up to six percent of all eligible contributions.

Other Perquisite Compensation. Other perquisite compensation, which includes use of a company owned vehicle, are provided to executive officers based on their travel requirements and business development responsibilities. The Committee and the Board believe that given the diverse locations of our electrical construction offices, projects and customers, use of a company owned vehicle for specified employees, including the Named Executive Officers, is important to achieving our business objectives. The full cost of the company owned vehicles, including the depreciation, fuel, insurance, maintenance costs, registration and title fees is reported in the 2012 Summary Compensation Table and the value of this benefit (based upon rates established by the Internal Revenue Code) is imputed as income to each of the Named Executive Officers.

Termination Benefits. Our severance arrangement is intended to provide compensation and a fair financial transition for the Chief Executive Officer when an adverse change in his employment status is required due to the needs of the Company or as a result of certain unexpected corporate events. This arrangement also recognizes past contributions by the Chief Executive Officer, who is a long-tenured employee, if he should be asked to leave. These arrangements are intended to allow the Chief Executive Officer to focus on performance, and not on his personal financial situation, in the face of uncertain or difficult times or events beyond his control. If the Chief Executive Officer’s employment is terminated by the Company without cause, or if he terminates his employment for good reason (as defined by the contract), our Chief Executive Officer is entitled to receive, in addition to other benefits, a lump sum cash amount equal to 2.999 times his average W-2 compensation for the five calendar years preceding the calendar year of termination and continued health care benefits, consistent with the Company’s current health care plan, for Mr. Sottile, his spouse and dependents for three years after his termination. In the event of his permanent disability, we may terminate the Chief Executive Officer’s employment upon at least thirty days advance written notice, and in the event of his death, the Chief Executive Officer’s employment shall be deemed terminated on the date of his death. In the case of such a termination of employment due to his death or permanent disability, the Chief Executive Officer or his estate will be entitled to receive, in addition to other benefits, a lump sum cash amount equal to one times his average W-2 compensation for the five calendar years preceding the calendar year of his disability and continued health care benefits, consistent with the Company’s current health care plan, for Mr. Sottile, his spouse and dependents for three years after his termination. Any compensation waived by Mr. Sottile will be included for purposes of calculating his average W-2 compensation under his employment contract. In the event that the payments and benefits Mr. Sottile is entitled to receive in connection with a change of control of the Company would be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, then the amount of such payments would be reduced (but not below zero) to the extent necessary so that no portion of such payments would be subject to the excise taxes.

Compensation Decisions and Results. For the year ended December 31, 2012, the Committee conducted its annual review with the assistance of an outside compensation attorney. The Committee met with this advisor as it deemed appropriate, independent of the Board of Directors and Company management, and the compensation attorney reported directly to the Committee. The annual review included a review of other proxy materials and the general knowledge of the market by each member of the Committee.

Compensation reviews for all executive officers, including Mr. Sottile, are conducted annually and compensation adjustments are made based upon the performance of the Company and of each executive officer, the executive officer’s potential, the scope of the executive officer’s responsibilities and experience, and base salaries for comparable positions at other companies. In assessing the factors described above when making salary adjustments, the Committee considers both financial and non-financial measures.

The Committee developed the individual and corporate goals and objectives relevant to the compensation of each of the Company’s executive officers in 2012, including John H. Sottile, Chairman, President and Chief Executive Officer, evaluated the executive officer’s performance in light of those goals and objectives, and recommended to the Board of Directors the appropriate 2012 compensation on the basis of those evaluations. The total compensation of Mr. Sottile and the Company’s other most highly compensated executive officers is detailed in the Summary Compensation Table below. This process is designed to ensure consistency throughout the executive compensation program.

The specific criteria used by the Committee for 2012 with respect to the executive officers were shareholder value, as measured by the Company’s stock price performance, earnings performance, and overall executive performance, a non-quantitative factor which the Committee assessed for each executive officer based upon the officer’s achievement of non-financial goals. Messrs. Sottile, Wherry and Jones earned bonus awards in the amounts of $496,199.18, $230,000.00 and $644,128.66, respectively, during 2012. Bonuses for Messrs. Sottile and Wherry were paid in 2012 and Mr. Jones was paid a portion of his bonus in 2012 and the balance in 2013. The criteria and methodology for determining Messrs. Sottile’s, Wherry’s and Jones’ 2012 bonuses were approved at the meeting of the Board of Directors held on March 15, 2012 and revised on December 6, 2012. The bonus awards for Messrs. Sottile, Wherry and Jones were earned based upon the Committee’s assessment of the level of performance of each of these officers with respect to the performance measures established in and for 2012.

Summary Compensation Table

The following table sets forth certain compensation information for the Named Executive Officers:

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
John H. Sottile	2012	496,199	248,100	248,100	33,384	(3)	1,025,783
Chairman, President and	2011	438,728	—	—	27,277	(4)	466,005
Chief Executive Officer

Stephen R. Wherry	2012	230,000	115,000	115,000	21,764	(3)	481,764
Senior Vice President, Treasurer	2011	205,560	51,390	51,390	18,100	(4)	326,440
and Chief Financial Officer

Robert L. Jones	2012	162,260	—	644,129	44,039	(3)	850,428
President of Southeast Power	2011	150,003	—	107,541	36,271	(4)	293,815

(1)	Mr. Sottile waived 5% of his contract salary including applicable CPI increases for 2011. For 2012, Mr. Sottile’s salary was increased and the difference was based on an aggregate in CPI increases waived in prior years.
(2)	For a discussion of the compensation reported in the Bonus and Non-Equity Incentive Plan Compensation columns, see Narrative Disclosure to Summary Compensation Table—Bonus and Non-Equity Incentive Compensation below. Amounts reported for 2011 were earned for that year, and paid in the subsequent year. Bonuses for Messrs. Sottile and Wherry earned in 2012 were paid in 2012. A portion of Mr. Jones’ bonus earned in 2012 was paid in 2012 and the balance in 2013. Mr. Sottile waived his bonuses for 2011.
(3)	Amounts include (a) employer matching contributions to the Company’s Cash Deferred Profit Sharing Plan (“401(k) plan”) ($7,500 for Mr. Sottile; $7,500 for Mr. Wherry; and $7,500 for Mr. Jones), (b) cost for use of a company-owned vehicle ($14,775 for Mr. Sottile; $12,303 for Mr. Wherry; and $28,728 for Mr. Jones), (c) the economic benefit related to the life insurance policies as described in Narrative Disclosure to Summary Compensation Table—Employee Benefit Agreements below ($11,109 for Mr. Sottile; $1,961 for Mr. Wherry; and $7,811 for Mr. Jones). Starting in 2000, the Company no longer pays the premiums on these life insurance policies referenced in clause (c) above. Instead, the portion of the premium related to the cost of life insurance is satisfied from the existing cash surrender value of the policies.
(4)	Amounts include (a) employer matching contributions to the Company’s 401(k) plan ($7,350 for Mr. Sottile; $7,350 for Mr. Wherry; and $5,997 for Mr. Jones), (b) cost for use of a company owned vehicle ($7,069 for Mr. Sottile; $8,880 for Mr. Wherry; and $22,810 for Mr. Jones), and (c) the economic benefit related to the life insurance policies under the Employee Benefit Agreements as described in Narrative Disclosure to Summary Compensation Table—Employee Benefit Agreements below ($12,858 for Mr. Sottile; $1,870 for Mr. Wherry; and $7,464 for Mr. Jones).

Mr. Sottile and Mr. Wherry are all of the executive officers of the Company. Mr. Wherry, 55, has served as Treasurer, Assistant Secretary and Chief Financial Officer of the Company since 1988, Vice President of the Company since 1993 and Senior Vice President of the Company since 2006. Mr. Wherry is a certified public accountant. Mr. Jones, 65, served as President of the Company’s electrical construction subsidiary, Southeast Power, since September 1995, until his retirement on December 31, 2012 and previously served as Vice President since 1981. Mr. Jones was succeeded as President of Southeast Power by John W. Davis III as of January 1, 2013. Mr. Davis previously served as Chief Operating Officer of Southeast Power since April 2011 and Vice President from June 2009 to December 2012.

Narrative Disclosure to Summary Compensation Table

Employee Benefit Agreements. Beginning in 1989, the Company entered into Employee Benefit Agreements (each, a “Benefit Agreement”) with Messrs. Sottile, Wherry and Jones and certain employees of the Company. Under the terms of each Benefit Agreement, the Company owned life insurance policies that accumulated cash surrender value for the retirement of the employee, at age 65, while also providing a life insurance benefit for the employee. Under the terms of each Benefit Agreement, the Company was entitled to a refund of the lesser of the previously paid premiums or the cash surrender value of the insurance policy, either upon retirement of the employee, the death of the employee or upon the termination of the Benefit Agreement. In 2000, the Company terminated the Benefit Agreements to eliminate the annual insurance premium obligations. Although the Company does not anticipate making any further cash premium payments, the Company will continue to own the policies and has granted each employee the right to name the beneficiary for the death benefits in excess of premiums previously paid by the Company, less any outstanding loans.

Employee Contracts. As of December 31, 2012, Mr. Sottile was the only Named Executive Officer who had an employment agreement with the Company. Mr. Sottile’s employment agreement dated as of November 1, 2001, as restated and amended to date, currently provides for a base salary of $504,838.14, subject to increase in an amount equal to the annual percentage increase in the Consumer Price Index for all urban consumers (the “CPI”). As of December 31, 2012, the agreement provided for continuous employment through January 31, 2016 and automatically extends for an additional three months on the last day of each three-month period, unless Mr. Sottile or the Company gives notice that the employment period shall no longer so extend. For information as to Mr. Sottile’s compensation upon termination of employment, see “Compensation Upon Termination” below.

Base Salaries. Effective January 1, 2013, Mr. Sottile’s annual base salary increased from $496,199.18 to $504,838.14 as the result of the CPI adjustment referred to above. Mr. Wherry’s annual base salary for 2013 increased from $230,000.00 to $260,000.00.

Bonus and Non-Equity Incentive Compensation. Salaries for Named Executive Officers are set each year by the Committee. In addition, the Committee sets the specific criteria for bonuses and non-equity incentive compensation during the year. For 2012, Mr. Sottile’s non-equity incentive compensation and bonus award limitations were increased to a maximum of 100% of his base salary, as approved by the Board in December 2012. They were dependent upon the following three factors: (1) a target increase in Goldfield’s share price of 20% in 2012 (weighted 25%); (2) a target improvement in Goldfield’s net income (loss) of 15% in 2012 (weighted 25%); and (3) his overall executive performance in 2012 (weighted 50%), a non-quantitative factor incorporating an evaluation by the Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. The award related to factors (1) and (2) is classified as non-equity incentive compensation on the Summary Compensation Table and the award related to factor (3) is classified as bonus on the Summary Compensation Table. Mr. Wherry’s non-equity incentive compensation and bonus award limitations were increased to a maximum of 100% of his base salary, as approved by the Board in December 2012. They were dependent upon the following two factors: (1) a target improvement in Goldfield’s net income (loss) of 15% in 2012 (weighted 50%); and (2) his overall executive performance in 2012 (weighted 50%), a non-quantitative factor incorporating an evaluation by the Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. The award related to factor (1) is classified as non-equity incentive compensation on the Summary Compensation Table and the award related to factor (2) is classified as bonus on the Summary Compensation Table. For 2012, Mr. Jones’ non-equity incentive compensation award was calculated as 3.50 percent of the pre-tax earnings of Southeast Power, subject to adjustment for certain specified items, and was not dependent upon any other factors. The entire award is classified as non-equity incentive compensation on the Summary Compensation Table.

Equity Compensation Plan Information

As of December 31, 2012, we have one equity compensation plan, which is the 1998 Plan, that was previously approved by our stockholders. Under this plan there are no outstanding options, warrants or rights and 315,000 shares remain available for future issuance. We do not have any equity compensation plans not previously approved by our stockholders.

If approved by the stockholders, The Goldfield Corporation 2013 Long-Term Incentive Plan will replace the 1998 Plan, which will be terminated.

Compensation upon Termination

Mr. Sottile is the only Named Executive Officer with an employment contract as of December 31, 2012. Under Mr. Sottile’s employment contract, he will receive certain compensation in the event the Company terminates his employment without cause or if Mr. Sottile terminates his employment for good reason, which per the contract means (i) the Company fails to provide the compensation or benefits provided for under his employment contract, (ii) a material diminution of Mr. Sottile’s position or title or in the nature of his responsibilities, (iii) a successor fails to assume the contract, (iv) the Company materially breaches the contract, (v) the relocation of Mr. Sottile, or (vi) a change in control of the Company. A change in control, as defined in the employment contract, means (i) the acquisition by an individual, entity, or group of 20% or more of the combined voting power of the Company’s then outstanding Common Stock, (ii) consummation of a merger or similar transaction or a sale, lease or other transfer of all or substantially all of the Company’s assets, unless the Company’s stockholders immediately prior to the transaction beneficially own at least 80% of the outstanding Common Stock and voting power of the resulting corporation in substantially the same proportions as before the transaction, or (iii) a change in a majority of the Board of Directors who were neither nominated by a majority of the directors on the Board as of November 30, 2001 nor appointed or endorsed by directors so nominated. Specifically, in any of these events, Mr. Sottile is entitled to receive a lump sum cash amount equal to 2.999 times his average W-2 compensation for the five calendar years preceding the calendar year of termination, a lump sum cash payment of a prorated portion of his annual Performance-Based Bonus and continued health care benefits for three years after termination. In the event of his permanent disability, the Company may terminate Mr. Sottile’s employment upon at least thirty days advance written notice, and in the event of his death, Mr. Sottile’s employment shall be deemed terminated on the date of his death. In the case of such a termination of employment due to his death or permanent disability, Mr. Sottile or his estate will be entitled to receive a lump sum cash amount equal to one times his average W-2 compensation for the five calendar years preceding the calendar year of his disability, a lump sum cash payment of a prorated portion of his annual Performance-Based Bonus and continued health care benefits for three years after termination. Any compensation waived by Mr. Sottile will be included for purposes of calculating his average W-2 compensation under his employment contract. In the event that the payments and benefits Mr. Sottile is entitled to receive in connection with a change of control of the Company would be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, then the amount of such payments would be reduced (but not below zero) to the extent necessary so that no portion of such payments would be subject to the excise taxes.

If the Company had terminated Mr. Sottile’s employment without cause or if Mr. Sottile had terminated his employment for good cause on December 31, 2012, Mr. Sottile would have received the following severance benefits under his employment agreement: (1) a lump sum payment of $1,730,568, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation) times 2.999, (2) a lump sum payment of $38,169 consisting of his accrued vacation, and (3) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $48,498.

If the Company had terminated Mr. Sottile’s employment due to disability on December 31, 2012, Mr. Sottile would have received the following severance benefits under his employment agreement: (1) a lump sum payment of $577,048, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation), times one, (2) a lump sum payment of $38,169 consisting of his accrued vacation, (3) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $48,498, and (4) long-term disability insurance payments until age 70 of $15,000 per month.

If Mr. Sottile’s employment was terminated due to death on December 31, 2012, Mr. Sottile’s estate would have received the following benefits under his employment agreement: (1) a lump sum payment of $577,048, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation), times one, (2) a lump sum payment of $38,169 consisting of his accrued vacation, (3) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $48,498, (4) a lump sum payment of $50,000 in Company provided life insurance, and (5) a lump sum payment of $2,610,360 in additional life insurance.

Mr. Wherry does not have an employment contract. Mr. Jones, who retired from Southeast Power on December 31, 2012, also did not have an employment contract. As of December 31, 2012, Messrs. Wherry and Jones were eligible for certain benefits upon termination due to death or disability. If the Company had terminated Mr. Wherry’s employment due to disability on December 31, 2012, Mr. Wherry would have received the following severance benefits: (1) a lump sum payment of $25,950 consisting of his accrued vacation, and (2) long-term disability insurance payments until age 70 of $15,000 per month. If the Company had terminated Mr. Jones’ employment due to disability on December 31, 2012, Mr. Jones would have received the following severance benefits: (1) a lump sum payment of $304,129, consisting of a portion of his current year Performance-Based Bonus, and (2) long-term disability insurance payments until age 70 of $15,000 per month. If Mr. Wherry’s employment was terminated due to death on December 31, 2012, Mr. Wherry’s estate would have received the following benefits: (1) a lump sum payment of $25,950 consisting of his accrued vacation, (2) a lump sum payment of $50,000 in Company provided life insurance, and (3) a lump sum payment of $919,717 in additional life insurance. If Mr. Jones’ employment was terminated due to death on December 31, 2012, Mr. Jones’ estate would have received the following benefits: (1) a lump sum payment of $304,129, consisting of a portion of his current year Performance-Based Bonus, (2) a lump sum payment of $50,000 in Company provided life insurance, and (3) a lump sum payment of $846,800 in additional life insurance.

AUDIT COMMITTEE REPORT AND FEE INFORMATION

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Each member of the Company’s Audit Committee meets the independence requirements set by NYSE MKT LLC, including the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2012. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T . The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

David P. Bicks, Chairman

Harvey C. Eads, Jr.

Jeffrey E. Eberwein

Danforth E. Leitner

Al M. Marino

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company annual financial statements included in the Form 10-K and the reviews of the quarterly financial statements included in the Form 10-Q for the years ended December 31, 2012 and 2011 and for the audit of the Company’s subsidiary, Southeast Power, were $199,680 and $159,538, respectively.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by KPMG LLP were $2,650 and $2,600 in the years ended December 31, 2012 and 2011, respectively, comprising of a state licensure audit report.

Tax Fees

There were no professional tax services rendered by KPMG LLP during the years ended December 31, 2012 or 2011.

All Other Fees

There were no other fees billed by KPMG LLP during the years ended December 31, 2012 or 2011.

Pre-approval Policy

To safeguard the continued independence of the Company’s independent registered public accounting firm, the Audit Committee has established a policy which requires all audit and non-audit services, subject to a de minimis exception pursuant to SEC Regulation S-X Rule 2-01(c)(7)(i)(C), to be performed by the Company’s independent registered public accounting firm, to be pre-approved by the Audit Committee prior to such services being performed. The policy also prohibits the Company’s independent registered public accounting firm from providing any services which would impair the accounting firm’s independence. The Audit Committee has delegated the pre-approval authority to the Audit Committee Chairman. The Chairman or member(s) to whom authority is delegated is to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services.

All audit services performed by the Company’s independent registered public accounting firm during the year ended December 31, 2012 were approved by the Board of Directors following recommendation of such approval by the Audit Committee.

ADDITIONAL INFORMATION

The Company will pay the cost of soliciting proxies and will reimburse all bankers, brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of the shares. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone, facsimile or other means by regular employees of the Company with no specific additional compensation to be paid for such services. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, has been retained to assist in the solicitation of proxies at a cost not to exceed $12,000 plus out-of-pocket expenses.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will have the discretion to vote on such matters according to their best judgment.

2014 STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to the 2014 Annual Meeting, stockholder proposals must be received by the Company no later than December 30, 2013, unless the Company changes the date of the 2014 Annual Meeting by more than 30 days from the date of this year’s meeting, in which case the Company will provide a revised deadline in one of the Company’s quarterly reports on Form 10-Q.

In addition, the Company’s Amended and Restated Bylaws, as amended, require timely advance written notice to the Company by any stockholder who intends to nominate a director to the Company’s Board of Directors or to bring any other business before any meeting of the stockholders of the Company. Notice will be considered timely for the 2014 Annual Meeting if it is received not earlier than January 30, 2014 and not later than March 1, 2014.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same address will receive only one copy of any of our annual report, proxy statement for our Annual Meeting of Stockholders, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement. We will include with the householded materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card for each registered shareholder who shares your last name and lives at your address.

If you do not wish to participate in the householding program, please contact our transfer agent, American Stock Transfer & Trust Company, at 1-800-937-5449 to “opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each primary account holder residing at your address will receive individual copies of the Goldfield proxy statement, annual report and other future stockholder mailings.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future Goldfield stockholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your affirmative or implied consent to householding will remain in effect until you revoke it. Goldfield shall begin sending individual copies of applicable security holder communications subject to householding rules to a security holder within 30 days after revocation by the security holder of prior affirmative or implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials.

Most banks and brokers are delivering only one copy of the annual report and proxy statement to consenting street-name stockholders (stockholders who own shares in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. Those street-name stockholders who wish to receive separate copies may do so by contacting their bank or broker or other holder of record.

By Order of the Board of Directors

Mary L. Manger

Secretary

Dated:

April 29, 2013

*        *        *

The Annual Report to Stockholders for the year ended December 31, 2012, which includes financial statements, is being mailed concurrently to stockholders. The Annual Report does not form any part of the material for the solicitation of proxies.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission is available without charge to those stockholders who would like more detailed information concerning the Company. If you would like a copy of the Form 10-K, please write to: The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901. You may also obtain the Form 10-K and other recent filings with the Securities and Exchange Commission from our website, www.goldfieldcorp.com.

Under rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. You may access the following information as of the date the proxy materials are first sent to our stockholders at www.goldfieldproxy2013.com, which does not have “cookies” that identify visitors to the site: Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2012 Annual Report.

Additional information about the Company, including its Code of Ethics for its executive officers and Business Conduct policies for all of its officers, directors and employees, is available through the Company’s website at www.goldfieldcorp.com.

Exhibit A

THE GOLDFIELD CORPORATION

2013 LONG-TERM INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

1.1 Establishment of the Plan. The Goldfield Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “The Goldfield Corporation 2013 Long-Term Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options (NQSO), Incentive Stock Options (ISO), Stock Appreciation Rights (SAR), Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other awards.

The Plan shall become effective when approved by the stockholders at the 2013 Annual Meeting (the “Effective Date”) and shall remain in effect as provided in Section 1.3 herein.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders and customers.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1 “Award” means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

2.2 “Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3 “Base Value” of an SAR shall have the meaning set forth in Section 7.1 herein.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 A “Change in Control” means the earliest of the following to occur:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or any subsidiary thereof, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

(b)	Individuals who, as of the Effective Date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (i) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a nomination for election to the Board by a stockholder pursuant to any direct nomination or proxy access procedure; or

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.8 “Company” means The Goldfield Corporation, a Delaware corporation, or any successor thereto as provided in Article 18 herein.

2.9 “Covered Employee” means any Participant who would be considered a “Covered Employee” for purposes of Section 162(m) of the Code.

2.10 “Director” means any individual who is a member of the Board of Directors of the Company.

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2.11 “Disability” has the same meaning as provided in the long-term disability plan maintained by the Company or, if applicable, a Subsidiary, for the Participant whether or not such Participant actually receives disability benefits under such plan. If no long-term disability plan was maintained for the Participant or if the determination of Disability relates to an ISO, “Disability” means “permanent and total disability” as defined under Section 22(e)(3)of the Code. Notwithstanding the foregoing, the Committee may, in its discretion, determine that for a particular Award the term “Disability” shall have such meaning as to enable such Award to be exempt from or to comply with Section 409A of the Code. In the event of a dispute, the determination whether a Participant has a Disability will be made by the Committee.

2.12 “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.13 “Eligible Employee” means an Employee who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.14 “Employee” means any full-time or regularly-scheduled part-time employee of the Company or of the Company’s Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. Directors who are not otherwise employed by the Company shall not be considered Employees for purposes of the Plan. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 “Exercise Period” means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

2.17 “Fair Market Value” of the Company’s common stock on any date means: (i) the last reported sale price for common stock or, in case no such reported sale takes place on such date, the average of the closing bid and asked prices for the common stock for such date, in either case on the principal national securities exchange on which the common stock is listed or admitted to trading or (ii) or if the common stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the common stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the common stock, as reported by the National Association of Securities Dealers Automated Quotation System or any comparable system or (iii) in the absence of an established market for the common stock, as determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

2.18 “Freestanding SAR” means an SAR that is granted independently of any Option.

2.19 “Full Value Award” means an Award pursuant to which Shares may be issued, other than an Option or an SAR.

2.20 “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

2.21 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23 “Option Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

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2.24 “Participant” means an Employee who has outstanding an Award granted under the Plan.

2.25 “Performance Goals” means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, capital efficiency, earnings before interest, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, stockholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, safety, sustainability, profit returns and margins, financial return ratios and market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

2.26 “Performance Period” means the time period during which Performance Unit/Performance Share Performance Goals must be met.

2.27 “Performance Share” means an Award granted to an Eligible Employee, as described in Article 9 herein.

2.28 “Performance Unit” means an Award granted to an Eligible Employee, as described in Article 9 herein.

2.29 “Period of Restriction” means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

2.30 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a “group” in Section 13(d) thereof.

2.31 “Qualified Restricted Stock” means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.32 “Qualified Restricted Stock Unit” means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.33 “Restricted Stock” means an Award of Shares granted to an Eligible Employee pursuant to Article 8 herein.

2.34 “Restricted Stock Unit” means an Award granted to an Eligible Employee pursuant to Article 8 herein.

2.35 “Shares” means the shares of common stock of the Company.

2.36 “Stock Appreciation Right” or “SAR” means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

2.37 “Subsidiary” means any corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.

2.38 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

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Article 3. Administration

3.1 The Committee. The Plan shall be administered by the Benefits and Compensation Committee of the Board, or by any other committee consisting solely of two or more members of the Board, who shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2 Authority of the Committee. The Committee shall have full power except as limited by law, the Certificate of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Employees to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3 Restrictions on Distribution of Shares and Share Transferability. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act of 1933) and applicable requirements of any securities exchange or similar entity and unless the Participant’s tax obligations have been satisfied as set forth in Article 16. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4 Approval. The Board or the Committee shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

3.5 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.6 Costs. The Company shall pay all costs of administration of the Plan.

Article 4. Shares Subject to the Plan

4.1 Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 1,250,000. Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan. Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares that are withheld to satisfy the Option Exercise Price or tax withholding obligations related to any Award shall be deemed to be Shares issued under the Plan.

Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury Shares, or (iii) Shares purchased on the open market.

4.2 Adjustments in Authorized Shares and Awards. In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be

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delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Exercise Price, Base Value or other price of Shares subject to outstanding Awards, any Performance Goals relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3 Individual Limitations. Subject to Section 4.2 herein, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 150,000 Shares; (ii) the total number of shares of Qualified Restricted Stock or Qualified Restricted Stock Units that may be granted in any calendar year to any Covered Employee shall not exceed 150,000 Shares or Units, as the case may be; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 150,000 Performance Shares or Performance Units, as the case may be; (iv) the total number of Shares that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed 150,000 Shares; (v) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed $250,000; and (vi) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed $10,000.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in the Plan include all officers and key employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Employee (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs, or a combination thereof.

6.2 Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or an NQSO.

The Option Exercise Price for each Share purchasable under any Option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value per Share at the date the Option is granted; and provided, further, that in the case of an ISO granted to a person who, at the time such ISO is granted, owns shares

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of stock of the Company or of any Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, the Option Exercise Price for each Share shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Option is granted. The Option Exercise Price will be subject to adjustment in accordance with the provisions of Section 4.2 of the Plan.

The aggregate Fair Market Value (determined as of the date of grant) of all Shares with respect to which ISOs are first exercisable by a Participant in any calendar year may not exceed $100,000. No ISO may be granted after the expiration of ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

No ISO by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an ISO granted to a person who, at the time such Option is granted, owns shares of stock of the Company or of any Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

6.3 Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve.

A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

The Option Exercise Price upon exercise of any Option shall be payable: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that Shares which are tendered must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles prior to their tender to satisfy the Option Exercise Price), (c) by share withholding, (d) by broker-assisted cashless exercise or (e) by a combination of (a),(b),(c), and/or (d).

As soon as practicable after receipt of a written notification of exercise of an Option, provision for full payment therefor and satisfaction or provision for satisfaction of any tax withholding or other obligations, the Company shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a Share certificate or certificates in an appropriate amount based upon the number of Shares purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of Shares based upon the number of Shares purchased under the Option.

6.4 Termination of Employment. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with the Participant, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination of employment. If the employment of a Participant by the Company or by any Subsidiary is terminated for any reason other than death, any ISO granted to such Participant may not be exercised later than three (3) months (one (1) year in the case of termination due to Disability) after the date of such termination of employment. An ISO may be exercised within one (1) year after the Participant’s death if the Participant dies (i) while employed, (ii) during the three-month period described in the preceding sentence or (iii) during the one-year period described in the preceding sentence and before the ISO otherwise lapses. The Committee may, prior to the lapse of an ISO as described in the preceding two sentences, provide in writing that the Exercise Period will extend until a later date (provided, however, no later than the original Exercise Period), but if the Exercise Period is so extended and the Option is exercised after the dates specified in the preceding two sentences, it will automatically become an NQSO.

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6.5 Transferability of Options. Except as otherwise determined by the Committee and set forth in the Option Award Agreement with respect to NQSOs, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Employee (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

7.2 SAR Award Agreement. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

7.3 Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

(a)	the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

(b)	the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.4 Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee,

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shall be included in the SAR Award Agreement entered into with the Participant, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination of employment.

7.5 Transferability of SARs. Except as otherwise determined by the Committee and set forth in the SAR Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to Eligible Employees at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Employee (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

8.2 Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Restricted Stock and/or Restricted Stock Units shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

8.3 Transferability. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

8.4 Certificates. Restricted Stock shall be registered in the name of the Participant and certificates, if any, shall be held in custody by the Company until such time as all restrictions applicable to such Shares have been satisfied.

8.5 Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a stock certificate.

Payment of Restricted Stock Units shall be made within sixty (60) days after the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

8.6 Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

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8.7 Dividends and Other Distributions. Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within sixty (60) days following the full vesting of the Restricted Stock with respect to which such distributions were made.

Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be determined by the Committee at the time of grant and reflected in the Award Agreement.

8.8 Termination of Employment. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock/Restricted Stock Unit Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination of employment.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Employee (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

9.2 Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

9.3 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

9.4 Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

9.5 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

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9.6 Termination of Employment. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant’s employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination of employment.

9.7 Transferability. Except as otherwise determined by the Committee and set forth in the Performance Unit/Performance Share Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant’s rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative.

Article 10. Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares whether or not based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12. Deferrals

The Committee may permit a Participant to defer the Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Employees

13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, for any reason or no reason in the Company’s or the Subsidiary’s sole discretion, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

13.2 Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

13.3 Limitation of Implied Rights. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever,

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including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person. The Plan is intended not to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Article 14. Change in Control

The terms of this Article 14 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

Upon a Change in Control

(a)	Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

(b)	Any periods of restriction and restrictions imposed on Restricted Stock, Qualified Restricted Stock, Restricted Stock Units, Qualified Restricted Stock Units and Awards granted pursuant to Article 10 (if not performance-based) shall be deemed to have expired; such Restricted Stock, Qualified Restricted Stock and Awards (if to be paid in Shares) shall become immediately vested in full; and such Restricted Stock Units, Qualified Restricted Stock Units and Awards (if to be paid in cash) shall become immediately vested in full and paid out in cash on the effective date of the Change in Control; and

(c)	The target payout opportunity attainable under all outstanding Awards of Performance Units, Performance Shares and Awards granted pursuant to Article 10 (if performance-based) shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and shall be paid out on the effective date of the Change in Control in Shares or cash pursuant to the terms of the Award Agreement, or in the absence of such designation, as the Committee shall determine.

Notwithstanding the foregoing, as may be determined by the Committee, any such adjustment shall not (i) cause an Award which is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (ii) cause an Award subject to Section 409A of the Code not to comply with the requirements of Section 409A of the Code.

Article 15. Amendment, Modification and Termination

15.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, provided that any material amendment as defined by the official commentary to Section 711 of the NYSE MKT LLC listing rules or any other amendment for which stockholder approval is required by applicable law, rule or regulation shall be subject to approval by the stockholders. Except as provided in Section 4.2 herein, a material amendment as defined by the official commentary to Section 711 of the NYSE MKT LLC listing rules includes a change to: (i) permit a repricing (or decrease in Option Exercise Price) of outstanding Options, (ii) reduce the price at which Shares or Options may be offered or (iii) extend the duration of the Plan.

The Board of Directors of the Company is also authorized to amend the Plan and the Options granted hereunder to maintain qualification as “incentive stock options” within the meaning of Section 422 of the Code, if applicable.

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15.2 Awards Previously Granted. No termination, amendment or modification of the Plan or any outstanding Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein. An outstanding Award shall not be deemed to be “adversely affected” by a Plan or Award amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed out or otherwise settled on the date of such modification, amendment or termination (with the per-Share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such termination, modification or amendment over the Option Exercise Price or Base Value of such Award, and with the understanding that if the Option Exercise Price or Base Value of such Award exceeds such Fair Market Value, then the value of such Award shall be zero and subject to settlement and cancellation for no consideration).

Article 16. Withholding

16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

16.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously-owned Shares (provided that Shares which are tendered must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles) or by having the Company withhold Shares having a Fair Market Value equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. All elections shall be irrevocable, made in writing and signed by the Participant.

Article 17. Minimum Vesting

Notwithstanding any other provision of the Plan to the contrary, (a) the minimum vesting period for Full Value Awards with no performance-based vesting characteristics must be at least three years (vesting may occur ratably each month, quarter or anniversary of the grant date over such vesting period); (b) the minimum vesting period for Full Value Awards with performance-based vesting characteristics must be at least one year; and (c) the Committee shall not have discretion to accelerate vesting of Full Value Awards except in the event of a Change in Control or similar transaction, or the death, disability, or termination of employment of a Participant; provided, however, that the Committee may grant a “de minimis” number of Full Value Awards that do not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means 50,000 Shares available for issuance as Full Value Awards under the Plan, subject to adjustment under Section 4.2 herein.

Article 18. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. Legal Construction

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

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19.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.

Article 20. Forfeiture Events

The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment, violation of Company policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

Article 21. Code Section 409A Compliance

To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

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	0	¡

THE GOLDFIELD CORPORATION

P R O X Y

Annual Meeting of Stockholders to be held on May 30, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John H. Sottile and Mary L. Manger, and each of them, jointly and severally, proxies, with full power of substitution, and hereby authorizes each or either of them to vote, as designated on the reverse side of this proxy, all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Goldfield Corporation to be held at the Venezia Room at the Hilton Melbourne Rialto Place, 200 Rialto Place, Melbourne, FL 32901 on May 30, 2013 at 9:00 a.m., and at any adjournment or postponement thereof, and confers discretionary authority upon each such proxy to vote upon any other matters as may be properly brought before the meeting. (THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.)

This proxy card, when properly executed, will be voted in the manner directed herein. If this proxy card is returned executed with no direction given, the proxies will vote in accordance with the recommendations of the Board of Directors on all matters listed on this proxy card, and at their discretion on any other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

¡	14475	¡

ANNUAL MEETING OF STOCKHOLDERS OF

THE GOLDFIELD CORPORATION

May 30, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2013:

Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2012 Annual Report are available at www.goldfieldproxy2013.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

For information about how to obtain directions to attend the meeting and vote in person,

please contact Investor Relations at 321-724-1700 or investorrelations@goldfieldcorp.com.

  Please detach along perforated line and mail in the envelope provided.

¢ 20500300304003000000 4	053013

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Your Board of Directors recommends a vote FOR all nominees for director listed below. If no direction is given, the proxy will be voted FOR all nominees for director listed below.

Your Board of Directors recommends a vote FOR Proposal 2, Proposal 3 and Proposal 5 and FOR “3 years” for Proposal 4.

If no direction is given, the proxy will be voted FOR Proposal 2, Proposal 3 and Proposal 5 and FOR “3 years” for Proposal 4.

1. ELECTION OF DIRECTORS
NOMINEES:
☐	FOR ALL NOMINEES	David P. Bicks			FOR	AGAINST	ABSTAIN
		Harvey C. Eads, Jr.		2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	John P. Fazzini
Danforth E. Leitner
John H. Sottile
☐	FOR ALL EXCEPT (See instructions below)				FOR	AGAINST	ABSTAIN
		To cumulate votes, place the number of votes for a nominee on the line provided after the nominee’s name.		3. APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐

				1 Year	2 Years	3 Years	ABSTAIN
				4. APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF A FREQUENCY FOR ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION ☐	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

					FOR	AGAINST	ABSTAIN
				5. APPROVAL OF THE GOLDFIELD CORPORATION 2013 LONG-TERM INCENTIVE PLAN	☐	☐	☐

NOTE: In their discretion, the proxies named on the reverse side are authorized to vote in accordance with their own judgment on such other business as may properly come before the meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢